Exhibit 99.2

1	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Prepared Remarks
Nuance Second Quarter of Fiscal Year 2020
Prepared Remarks and Earnings Conference Call
We are providing these prepared remarks, in combination with the press release, to provide additional detail in advance of the quarterly conference call. These prepared remarks will not be read on the call.
The conference call will begin at 5:00 p.m. ET today. To participate, please access the live webcast at http://investors.nuance.com, or by dialing (877) 273-6124 (US and Canada) or (647) 689-5393 (international) and reference code 9089263.
Both these and the quarterly conference call remarks include certain forward-looking statements and non-GAAP financial measures. Please reference the “Safe Harbor and Forward-Looking Statements” section for important caveats with respect to forward-looking information, and the “Discussion of non-GAAP Financial Measures” and related Supplemental Financial Information for more details on our non-GAAP financial measures.

Q2 2020 Summary
The second quarter marked another strong quarter as we continued to execute on our financial objectives and strategic initiatives. Despite COVID-19, we generated revenue and earnings per share above the high end of our guidance range. Overall, we achieved 11% year-over-year organic revenue growth, with strength from both our Healthcare and Enterprise segments. Enterprise reported 19% revenue growth year-over-year, the highest in over 10 years, driven by strength in Intelligent Engagement. Healthcare revenue grew 10% year-over-year as we continue to make progress in our pivot to the cloud, particularly Dragon Medical Cloud which grew 46%. In addition, we continue to see increased demand for our newer cloud-based solutions, PowerScribe One and CDE One.

Our operating margins were up year-over-year due to strong, high margin revenue growth, offset in part by continued investments in our strategic priorities in R&D and Sales. While we are prudently taking action to reduce discretionary spend in this uncertain COVID-19 environment, we are continuing to prioritize our strategic investments to ensure we continue to expand our product portfolio and drive addressable market growth.

We also remain focused on capital allocation. During the quarter, we paid down $170 million of debt and repurchased 3.8 million shares. We paused these activities when the COVID-19 pandemic escalated in March. As a cautionary measure, we also drew $230 million from our revolving credit facility, bringing our cash and marketable securities balance to $526 million at quarter end. We ended the quarter with a strong cash position and remain confident in the resiliency of our highly recurring business model.

While there were minimal impacts on our second quarter results due to COVID-19, we expect it will more significantly impact our third and fourth fiscal quarters. In particular, we expect the steep decline in elective surgeries in U.S. hospitals to substantially decrease our volumes related to HIM lines transcribed and radiology reports generated. We also expect delays in certain professional services and sales activities. To account for these expected impacts of COVID-19, we are revising our revenue guidance to an updated range of $1,405 million to $1,485 million, a reduction of $70 million at the mid-point and an expansion of the range from $40 million to $80 million. Despite the macro uncertainty, we believe our long-term growth potential remains unchanged, and we thus reiterate our mid-term 2023 outlook expectations. More details can be found on page 6.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

2	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Q2 2020 Summary of GAAP and Non-GAAP Financial Results

Q2 2020 Detailed Financial Results

($ in millions except earnings per share)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020	Year-Year Change*

GAAP Revenue	$419.7	$336.6	$377.4	$387.6	$1,521.3	$418.2	$369.3	$32.8
GAAP Gross Profit	$235.6	$177.3	$205.7	$219.2	$837.8	$233.8	$212.2	$34.9
GAAP Gross Margin %	56.1%	52.7%	54.5%	56.6%	55.1%	55.9%	57.5%	4.8%
GAAP Operating Income	$46.8	-$1.7	$31.3	$30.8	$107.2	$52.1	$25.1	$26.8
GAAP Operating Margin	11.1%	(0.5)%	8.3%	7.9%	7.0%	12.5%	6.8%	7.3%
GAAP Interest Expense	$32.3	$31.2	$28.4	$28.3	$120.1	$23.8	$23.6	-$7.6
GAAP Taxes	$2.0	-$0.6	$10.7	$0.0	$12.1	-$36.4	$14.8	$15.4
GAAP Net Income (Loss)	$13.9	-$28.4	-$0.7	$3.0	-$12.2	$54.9	-$13.5	$14.9
GAAP Diluted EPS	$0.05	-$0.10	$0.00	$0.01	-$0.04	$0.19	-$0.05	$0.05

Non-GAAP Revenue	$420.0	$336.9	$378.1	$387.8	$1,522.8	$418.3	$369.5	$32.6
Non-GAAP Gross Profit	$250.7	$189.6	$220.6	$235.0	$895.9	$246.7	$226.1	$36.5
Non-GAAP Gross Margin %	59.7%	56.3%	58.4%	60.6%	58.8%	59.0%	61.2%	4.9%
Non-GAAP Operating Income	$119.8	$57.3	$91.8	$94.1	$363.0	$110.7	$83.9	$26.7
Non-GAAP Operating Margin	28.5%	17.0%	24.3%	24.3%	23.8%	26.5%	22.7%	5.7%
Depreciation	$12.8	$12.5	$11.0	$10.3	$46.6	$10.2	$9.0	-$3.5
Non-GAAP EBITDA	$132.6	$69.8	$102.8	$104.5	$409.6	$120.9	$92.9	$23.2
Non-GAAP Interest Expense	$20.0	$18.8	$16.0	$15.8	$70.6	$11.4	$11.3	-$7.5
Non-GAAP Taxes	$23.1	$12.7	$23.6	$17.5	$76.9	$25.7	$16.7	$4.0
Non-GAAP Effective Tax Rate	22.7%	29.2%	29.2%	21.0%	24.9%	24.7%	21.9%	(7.3)%
Cash Taxes	$4.3	$6.9	$1.5	$12.0	$24.8	$0.8	$14.2	$7.3
Cash Tax Rate	4.3%	16.0%	1.9%	14.4%	8.0%	0.8%	18.7%	2.7%
Non-GAAP Net Income	$78.5	$30.8	$57.2	$65.9	$232.5	$78.6	$59.7	$28.9
Non-GAAP Diluted EPS	$0.27	$0.11	$0.20	$0.23	$0.80	$0.27	$0.21	$0.10

Hosting Revenue	$186.8	$179.5	$188.2	$194.9	$749.4	$195.0	$198.1	$18.6
Maintenance & Support Revenue	$76.2	$60.9	$66.4	$65.7	$269.3	$62.6	$64.2	$3.3
Product and Licensing Revenue	$115.9	$58.3	$78.7	$86.4	$339.4	$125.2	$69.6	$11.3
Professional Services Revenue	$41.1	$38.2	$44.8	$40.7	$164.8	$35.5	$37.7	-$0.5
Total Non-GAAP Revenue	$420.0	$336.9	$378.1	$387.8	$1,522.8	$418.3	$369.5	$32.6
(*) Change in dollars, percentage, and basis points calculated using actual results. May not add due to rounding for table presentation purposes

•	Q2 20 GAAP revenue increased $32.8 million year-over-year.

•
Q2 20 non-GAAP revenue of $369.5 grew 11% on an organic basis, driven by very strong performance in Enterprise and Dragon Medical Cloud, partially offset by expected declines in our non-strategic HIM transcription business and the continued wind-down of our Other segment.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

3	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

•	Hosting revenue grew for the fourth consecutive quarter to $198.1 million as we continue to shift our Healthcare on-premise licensing business to cloud.

•
Non-GAAP gross margin was 61.2%, a favorable increase of 490 basis points compared to the prior year period. This favorable variance was primarily driven by growth in margin accretive hosting and license revenue.

•	Non-GAAP operating margin increased 570 basis points year-over-year, driven by the gross margin dynamics noted, slightly offset by the continued ramp of strategic investments in R&D and Sales.

Liquidity and Capital

($ in millions except earnings per share)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020	Year-Year Change*

Cash & Marketable Securities	$449.6	$633.1	$686.2	$764.8	$764.8	$510.0	$526.2	-$106.9
Cash Flow from Continuing Operations	$72.7	$79.5	$73.2	$79.2	$304.6	$66.9	$87.9	$8.4
Days Sales Outstanding (DSO)	57	60	58	56	57	56	54	-6
Debt Maturity Value	$2,437.0	$2,137.0	$2,137.0	$2,137.0	$2,137.0	$1,837.0	$1,896.5	-$240.4
Gross Debt Leverage Ratio				5.2	5.2	4.6	4.5
Net Debt Leverage Ratio				3.4	3.4	3.3	3.3
Shares Repurchased	4.9	1.2	1.7	0.4	8.2	5.7	3.8
Shares Repurchase Average Price	$15.36	$13.81	$17.36	$15.34	$15.55	$16.24	$20.40
Shares Repurchased Consideration	$75.2	$16.2	$29.6	$6.0	$126.9	$92.4	$76.8

6.00% High Yield Bond due 2024	$300.0	$300.0	$300.0	$300.0	$300.0	$0.0	$0.0	-$300.0
5.625% High Yield Bond due 2026	$500.0	$500.0	$500.0	$500.0	$500.0	$500.0	$500.0	$0.0
5.375% High Yield Bond due 2020	$300.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2.750% Convertible puttable 2021	$46.6	$46.6	$46.6	$46.6	$46.6	$46.6	$0.0	-$46.6
1.50% Convertible puttable 2021	$263.9	$263.9	$263.9	$263.9	$263.9	$263.9	$227.4	-$36.5
1.25% Convertible due 2025	$350.0	$350.0	$350.0	$350.0	$350.0	$350.0	$262.7	-$87.3
1.00% Convertible puttable 2022	$676.5	$676.5	$676.5	$676.5	$676.5	$676.5	$676.5	$0.0
LIBOR + 1.75% Revolver due 2021	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$230.0	$230.0
Total Debt Maturity Value	$2,437.0	$2,137.0	$2,137.0	$2,137.0	$2,137.0	$1,837.0	$1,896.5	-$240.4

•	Total Cash Flow from Operations increased $8 million year-over-year due to improved DSO.

•
We ended the quarter with a cash and marketable securities balance of $526 million, inclusive of $230 million in borrowings under our revolving credit facility. Had we not drawn the revolver, our cash and marketable securities balance for the quarter would have landed at the midpoint of our cash balance target range of $250 million to $350 million. $9.7 million remains available under the revolving credit facility.

•
We remain well within our financial covenant for our revolving credit facility, with a Consolidated Senior Secured Leverage Ratio of 0.5x for the period ended March 31, 2020. The next major debt maturity occurs in April 2021 for our revolving credit facility.

•	Our focus on capital allocation continued with the following activities:

◦
Used $200 million of cash to retire $170 million of Convertible bond principal value. This included $47 million cash on a debt call for the same amount of debt principal, and $154 million to retire $124 million convertible bond principal value in the open market.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

4	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

◦
Repurchased 3.8 million shares for total consideration of $77 million, at an average price of $20.40. We have $261 million remaining under our share repurchase board authorization. Due to COVID-19 uncertainties, we are focused on liquidity and therefore have paused our share repurchase activity for the near-term.

Discussion of Segments

Table: Segment Revenue, Segment Profit and Margin

($ in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020	Year-Year Change*

Healthcare Revenue	$272.0	$204.5	$228.4	$245.7	$950.6	$270.5	$224.4	$19.8
Organic Revenue Growth						(1)%	10%
% of Total Revenue	65%	61%	60%	63%	62%	65%	61%	—%
Healthcare Segment Profit	$102.6	$62.3	$79.3	$89.3	$333.5	$93.3	$71.7	$9.3
Healthcare Segment Profit Margin	37.7%	30.5%	34.7%	36.3%	35.1%	34.5%	31.9%	1.5%
Enterprise Revenue	$129.7	$115.6	$137.9	$127.5	$510.8	$138.5	$137.4	$21.8
Organic Revenue Growth						7%	19%
% of Total Revenue	31%	34%	36%	33%	34%	33%	37%	3%
Enterprise Segment Profit	$42.3	$20.3	$38.7	$29.8	$131.2	$42.5	$38.7	$18.4
Enterprise Segment Profit Margin	32.6%	17.6%	28.1%	23.4%	25.7%	30.7%	28.2%	10.6%
Strategic Revenue	$401.7	$320.2	$366.3	$373.2	$1,461.3	$409.0	$361.8	$41.7
Organic Revenue Growth						2%	13%
% of Total Revenue	96%	95%	97%	96%	96%	98%	98%	3%
Strategic Segment Profit	$144.8	$82.6	$118.1	$119.1	$464.7	$135.8	$110.4	$27.8
Strategic Segment Profit Margin	36.1%	25.8%	32.2%	31.9%	31.8%	33.2%	30.5%	4.7%
Other Revenue	$18.4	$16.7	$11.8	$14.6	$61.5	$9.3	$7.7	-$9.0
Organic Revenue Growth						(33)%	(29)%
% of Total Revenue	4%	5%	3%	4%	4%	2%	2%	(3)%
Other Segment Profit	$5.3	$5.0	$3.0	$6.1	$19.6	$5.1	$3.8	-$1.2
Other Segment Profit Margin	29.1%	30.1%	25.8%	42.1%	31.8%	55.1%	49.9%	19.8%
Total Nuance Revenue	$420.0	$336.9	$378.1	$387.8	$1,522.8	$418.3	$369.5	$32.6
Organic Revenue Growth						1%	11%
% of Total Revenue	100%	100%	100%	100%	100%	100%	100%	—%
Total Nuance Segment Profit	$150.2	$87.7	$121.1	$125.3	$484.2	$140.9	$114.3	$26.6
Total Nuance Segment Profit Margin	35.8%	26.0%	32.0%	32.3%	31.8%	33.7%	30.9%	4.9%

•
Our Healthcare business performed in line with expectations, driven by continuing, strong growth in Dragon Medical One, partially offset by expected declines in our non-strategic HIM transcription business. We enjoyed segment margins in Healthcare of 31.9%, up 150 basis points driven primarily by high margin revenue growth and continued declines in our low margin, HIM transcription business.

•	Our Enterprise business exceeded revenue growth expectations, driven by strong performance within Digital Engagement and Security & Biometrics. Much of the revenue growth seen within the

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

5	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Enterprise segment can be attributed to deals that were booked in Q1 and whose implementations progressed in Q2 ahead of plan, highlighting the demand for our Intelligent Engagement products. Our Enterprise segment profit margins benefited from strong license revenue in the quarter, resulting in a profit margin of 28.2% (up 10.6% versus the prior year period).

Table: Healthcare Non-GAAP Revenue Detail

($ in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020

Clinical Documentation Capture	$133.6	$124.3	$126.9	$151.2	$535.9	$134.3	$135.0
Yr/yr As Reported Growth						1%	9%

Dragon Medical Cloud	$43.5	$46.4	$53.3	$59.8	$202.9	$65.8	$67.6
Yr/yr As Reported Growth						51%	46%

Dragon Medical M&S	$14.4	$10.9	$12.1	$12.1	$49.5	$6.8	$7.9
Yr/yr As Reported Growth						(53)%	(28)%

Dragon Medical Product & Licensing	$18.6	$12.7	$10.2	$26.7	$68.2	$13.0	$13.3
Yr/yr As Reported Growth						(30)%	5%

HIM (Hosting and M&S)	$57.1	$54.3	$51.2	$52.7	$215.2	$48.8	$46.2
Yr/yr As Reported Growth						(15)%	(15)%

Radiology & Other	$91.4	$37.2	$55.7	$49.7	$234.1	$93.8	$48.1
Yr/yr As Reported Growth						3%	29%

Professional Services	$16.4	$17.3	$20.9	$19.1	$73.8	$15.6	$15.2
Yr/yr As Reported Growth						(5)%	(12)%

Other Maintenance & Support	$30.6	$25.7	$24.9	$25.7	$106.8	$26.8	$26.1
Yr/yr As Reported Growth						(12)%	2%

Total Healthcare Revenues	$272.0	$204.5	$228.4	$245.7	$950.6	$270.5	$224.4
Yr/yr As Reported Growth						(1)%	10%
Yr/yr Organic Growth						(1)%	10%

•	Growth in Clinical Documentation Capture was driven by strong performance in Dragon Medical Cloud (up 46% year-over-year), which represents high-margin recurring revenue.

•
Dragon Medical Maintenance and Support revenue and HIM revenue experienced expected declines as we continued to migrate our on-premise Dragon Medical license and legacy transcription customers to Dragon Medical Cloud.

•
Radiology and Other experienced 29% year-over-year growth, in part due to growth in PowerScribe One and CDE One, as our early customers went live. However, growth was primarily driven by the timing of multi-year term license renewals.  We expect revenue in this category will continue to be lumpy in the near term due to the timing of term licenses, as well as the effect of converting our radiology and CDI on-premise install base to our new cloud solutions.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

6	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Fiscal 2020 Guidance

We had a very strong first half of the year with record performance in Enterprise, continued strong growth in Dragon Medical Cloud and growing demand for our newer cloud-based solutions, PowerScribe One and CDE One. We continued to pivot to the cloud in Healthcare, advanced our investments in R&D and Sales, repurchased shares and paid down debt, which positioned us well from both a financial and operational perspective going into the second half of the year. Although the COVID-19 pandemic will have a short-term impact on our financial results, we are confident that the Healthcare and Enterprise markets that we serve will sustain through this pandemic. Our recurring revenue and backlog driven models are resilient, and we believe that our market position will strengthen as we emerge from this crisis with our continued investment and focus on our strategic priorities. However, given the near-term impact on our business, particularly in Healthcare, we are updating our 2020 guidance.

While a majority of our business is recurring or backlog driven, our Healthcare variable transactional businesses are directly impacted by a significant reduction in elective and non-COVID-19 related procedures. We also anticipate some new bookings impact as both Healthcare and Enterprise customers assess near term purchase decisions and re-prioritize essential resources to address COVID-19 impacts. Taking these dynamics into consideration, we are:

•
Lowering our revenue guidance to an updated range of $1,405 million to $1,485 million, a reduction of $70 million at the mid-point and an expansion of the range from $40 million to $80 million. This new revenue guidance range accommodates the COVID-19 related revenue impacts and takes into account the uncertainty about the duration of the crisis, magnitude of impact across our markets and pace of recovery as the pandemic subsides. Despite the underlying macro uncertainty, our long-term growth potential remains unchanged and we reiterate our mid-term 2023 outlook expectations.

•	Maintaining our non-GAAP gross margin as a almost half of the COVID-19 related revenue impacts are in our non-strategic, low margin HIM transcription and EHR implementation services businesses.

•
Lowering our non-GAAP operating margin by 50 basis points to accommodate the lower revenue expectations. While we are committed to continuing to invest in our strategic priorities in the second-half of 2020, we are reducing discretionary and non-essential spend, greatly reducing hiring across the company, deferring annual compensation increases for employees worldwide, and vastly reducing our T&E budgets.

•	Lowering our GAAP and non-GAAP EPS to reflect the COVID-19 revenue impacts.

•
Withdrawing our Cash Flow from Operations, Free Cash Flow and Ending Cash Balance due to uncertainty related to payment timing. We expect both Healthcare and Enterprise DSOs to increase in the near term with some payment term volatility as our customers deal with the direct impacts of the virus on their liquidity. The full extent of this impact is difficult to predict, but we believe this will be more a timing issue than a collectability issue. We have high confidence in receiving payment and, regardless of the short term cash flow impacts, remain confident that we are well positioned to withstand extreme liquidity circumstances if required.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

7	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

•	Lowering our Healthcare ARR growth from the prior range of 26% to 34% down to 13% to 21%.

•
Temporarily withdrawing the Healthcare detailed guidance, except for the Dragon Medical Cloud breakout (which we will continue to provide and are raising modestly). While we are confident that the full extent of the impacts are factored into our consolidated and segment revenue guidance ranges, we expect some volatility on how COVID-19 will impact each line of business and revenue type.

Table: Fiscal 2020 Guidance Summary

($ in millions except earnings per share)	Prior 2020 Guidance		Adjustments		Current 2020 Guidance
	LOW	HIGH	LOW	HIGH	LOW	HIGH
Total GAAP Revenue	$1,495	$1,535	-$90	-$50	$1,405	$1,485
Total Non-GAAP Revenue	$1,495	$1,535	-$90	-$50	$1,405	$1,485
Non-GAAP Gross Margin	60%	60%			60%	60%
Non-GAAP Operating Margin	23.5%	24.5%	(0.5%)	(0.5%)	23.0%	24.0%
Non-GAAP Net Interest & Other	$33	$35	$2	$2	$35	$37
Non-GAAP Tax Rate	24.0%	25.0%	(1.0%)	(1.0%)	23.0%	24.0%
Cash Taxes	$23	$26	$5	$4	$28	$30
Diluted Share Count	290.0	290.0	-1.0	-1.0	289.0	289.0
GAAP EPS	$0.21	$0.29	($0.14)	($0.10)	$0.07	$0.19
Non-GAAP Diluted EPS	$0.82	$0.90	($0.06)	($0.04)	$0.76	$0.86
Depreciation	$40	$40			$40	$40
Cash Flow From Operations (CFFO)	$300	$340			Withdrawn
Capital Expenditures	$50	$50			$50	$50
Free Cash Flow (FCF)	$250	$290			Withdrawn
Projected 9/30/20 Cash & Marketable Securities	$664	$704			Withdrawn
Healthcare ARR	$375	$400	-$38	-$38	$337	$362

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

8	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Table: Fiscal 2020 Segment Guidance

($ in millions)	Prior 2020 Guidance		Adjustments		Current 2020 Guidance
	LOW	HIGH	LOW	HIGH	LOW	HIGH
Healthcare Revenue	$947.0	$963.0	-$87.0	-$47.0	$860.0	$916.0
Organic Revenue Growth	(1%)	1%	(9%)	(5%)	(10%)	(4%)
Healthcare Segment Profit Margin	~32%		-1%		31%	32%
Enterprise Revenue	$521.0	$539.0	-$5.0	-$3.0	$516.0	$536.0
Organic Revenue Growth	2%	6%	(1%)	(1%)	1%	5%
Enterprise Segment Profit Margin	~29%		-1%		28%	29%
Strategic Revenue	$1,468.0	$1,502.0	-$92.0	-$50.0	$1,376.0	$1,452.0
Organic Revenue Growth	0%	3%	(6%)	(4%)	(6%)	(1%)
Other Revenue	$27.0	$33.0	$2.0	$0.0	$29.0	$33.0
Organic Revenue Growth	(45%)	(32%)	4%	0%	(41%)	(32%)
Other Segment Profit Margin	36%	40%	4%	6%	40%	46%
Total Nuance Revenue	$1,495.0	$1,535.0	-$90.0	-$50.0	$1,405.0	$1,485.0
Organic Revenue Growth	(1%)	1%	(6%)	(3%)	(7%)	(2%)

Table: Fiscal 2020 Healthcare Revenue Detail Guidance

($ in millions)	Prior 2020 Guidance		Adjustments		Current 2020 Guidance
	LOW	HIGH	LOW	HIGH	LOW	HIGH
Dragon Medical Cloud	$271.0	$277.0	$3.0	$3.0	$274.0	$280.0
Organic Revenue Growth	34%	36%	1%	2%	35%	38%
Other Healthcare	$676.0	$686.0	-$90.0	-$50.0	$586.0	$636.0
Organic Revenue Growth	(23%)	(22%)	(10%)	(6%)	(33%)	(28%)
Total Healthcare	$947.0	$963.0	-$87.0	-$47.0	$860.0	$916.0
Organic Revenue Growth	(1%)	1%	(9%)	(5%)	(10%)	(4%)

Q3 2020 Guidance

We are providing the following guidance for our third quarter of fiscal year 2020:

Table: Q3 2020 Guidance

($ in millions except earnings per share)	Q3 2020 LOW Guidance	Q3 2020 HIGH Guidance
GAAP Revenue	$302.0	$328.0
Non-GAAP Revenue	$302.0	$328.0
GAAP EPS	($0.06)	($0.02)
Non-GAAP Diluted EPS	$0.10	$0.14

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

9	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

About Nuance Communications, Inc.
Nuance Communications (NASDAQ: NUAN) is the pioneer and leader in conversational AI innovations that bring intelligence to everyday work and life. The company delivers solutions that understand, analyze, and respond to people - amplifying human intelligence to increase productivity and security. With decades of domain and AI expertise, Nuance works with thousands of organizations globally across healthcare, financial services, telecommunications, government, and retail - to create stronger relationships and better experiences for their customers and workforce. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: the impact of the COVID-19 pandemic; the effects of competition, including pricing pressure, and changing business models in the markets and industries in which we operate; fluctuations in demand for our existing and future products; changes to economic, political, and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; further unanticipated costs resulting from our FY17 malware incident including potential costs associated with governmental investigations that may result from the incident; our ability to control and successfully manage our expenses and cash position; potential future cybersecurity and data privacy incidents or breaches; our ability to comply with applicable domestic and international laws and policies; fluctuating currency rates; possible quality issues in our products and technologies; our ability to realize anticipated synergies from acquired businesses, to cut stranded costs related to divested businesses, and to capture the expected value from strategic transactions including the spin-off of our Automotive business; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward- looking statements as a result of developments occurring after the date of this document.

Definitions
Certain supplemental data provided in the prepared call remarks above are based upon internal Nuance definitions that are important for the reader to understand.

Non-GAAP Organic Revenue Growth. Organic revenue growth is calculated by comparing current period non-GAAP (“Generally Accepted Accounting Principles”) revenue to non-GAAP revenue from the corresponding prior-year period. For purposes of this calculation, prior period non-GAAP revenue is adjusted to include revenue from companies acquired as if we had owned the business in all periods presented, and similarly exclude revenue from business dispositions as if we had not owned the disposed business in all periods presented. Non-GAAP organic revenue growth on a constant currency basis is calculated using current period non-GAAP revenue for entities reporting in currencies other than United States dollars, excluding United States dollar-denominated transactions

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

10	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

recorded in those entities, converted into United States dollars using the average exchange rates from the prior-year period rather than the actual exchange rates in effect during the current period.

Gross Debt Leverage Ratio. Gross Debt Leverage Ratio represents the ratio of the total debt principal outstanding as of the end of the reporting period to the trailing-twelve-month EBITDA (as defined below) from continuing operations.

Net Debt Leverage Ratio. Net Debt Leverage Ratio represents the ratio of the total debt principal outstanding, net of total cash and marketable securities, as of the end of the reporting period, to the trailing-twelve-month EBITDA from continuing operations.

Segment Profit. Segment profit reflects the direct controllable costs of each Segment together with an allocation of sales and corporate marketing expenses, and certain research and development project costs that benefit multiple product offerings. Segment profit represents income from operations excluding stock-based compensation, amortization of intangible assets, acquisition-related costs, net, restructuring and other charges, net, costs associated with intellectual property collaboration agreements, other income (expense), net and certain unallocated corporate expenses.

Discussion of non-GAAP Financial Measures
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non- GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non- GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition- related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations, we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

11	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended March 31, 2020 and 2019, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Restructuring and other costs, net.
Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business. Restructuring expenses consist of employee severance costs, charges for the closure of excess facilities and other contract termination costs. Other charges include litigation contingency reserves, costs related to the transition agreement of our former CEO, asset impairment charges, expenses associated with the malware incident that occurred in the third quarter of fiscal year 2017 (the "2017 Malware Incident") and gains or losses on the sale or disposition of certain non-strategic assets or product lines.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

12	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)
Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)
Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)
Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii)
Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

13	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.
We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net, and losses from extinguishing our convertible debt. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation programs, implementation of the new revenue recognition standard (ASC 606), and expenses associated with the malware incident and remediation thereof are also excluded.

Non-GAAP Operating Income and Non-GAAP EBITDA.
Our non-GAAP operating income includes acquisition-related revenue adjustments but excludes non-GAAP expenses such as stock compensation, amortization of intangible assets, restructuring and other costs, net, acquisition-related costs, net, and certain other expenses that result from unplanned events outside the ordinary course of continuing operations. Our non-GAAP EBITDA represents our non-GAAP operating income, adding back depreciation expense.

Non-GAAP income tax provision.
Our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Financial Tables Follow

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

14	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Revenues:
Hosting and professional services	$235,514	$217,527	$465,991	$445,244
Product and licensing	69,599	58,226	194,779	174,115
Maintenance and support	64,224	60,831	126,800	136,900
Total revenues	369,337	336,584	787,570	756,259

Cost of revenues:
Hosting and professional services	133,196	134,294	268,986	270,892
Product and licensing	9,316	9,373	43,494	41,778
Maintenance and support	7,965	8,911	15,759	16,672
Amortization of intangible assets	6,616	6,681	13,243	14,037
Total cost of revenues	157,093	159,259	341,482	343,379

Gross profit	212,244	177,325	446,088	412,880

Operating expenses:
Research and development	57,909	45,758	114,462	92,624
Sales and marketing	71,024	67,683	137,496	135,053
General and administrative	38,376	39,857	76,690	83,323
Amortization of intangible assets	11,821	13,824	24,370	27,666
Acquisition-related costs, net	1,680	2,051	2,847	4,652
Restructuring and other charges, net	6,329	9,858	13,012	24,499
Total operating expenses	187,139	179,031	368,877	367,817

Income (loss) from operations	25,105	(1,706)	77,211	45,063

Other expenses, net	(23,805)	(27,282)	(57,474)	(58,170)

Income (loss) before income taxes	1,300	(28,988)	19,737	(13,107)

Provision (benefit) for income taxes	14,810	(591)	(21,630)	1,409

Net (loss) income from continuing operations	(13,510)	(28,397)	41,367	(14,516)
Net income (loss) from discontinued operations	—	105,729	(6,192)	110,938
Net (loss) income	$(13,510)	$77,332	$35,175	$96,422

Net (loss) income per common share - basic:
Continuing operations	$(0.05)	$(0.10)	$0.15	$(0.05)
Discontinued operations	—	0.37	(0.03)	0.39
Total net (loss) income per basic common share	$(0.05)	$0.27	$0.12	$0.34

Net (loss) income per common share - diluted:
Continuing operations	$(0.05)	$(0.10)	$0.14	$(0.05)
Discontinued operations	—	0.37	(0.02)	0.39
Total net (loss) income per diluted common share	$(0.05)	$0.27	$0.12	$0.34

Weighted average common shares outstanding:
Basic	282,576	285,866	283,366	286,849
Diluted	282,576	285,866	288,214	286,849

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

15	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2020	September 30, 2019
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$397,907	$560,961
Marketable securities	123,373	186,555
Accounts receivable, net	222,474	240,673
Prepaid expenses and other current assets	148,494	175,166
Current assets of discontinued operations	—	91,858
Total current assets	892,248	1,255,213

Marketable securities	4,897	17,287
Land, building and equipment, net	127,721	121,203
Goodwill	2,125,053	2,127,896
Intangible assets, net	253,414	291,371
Right-of-use assets	110,838	—
Other assets	242,579	316,215
Long-term assets of discontinued operations	—	1,236,608
Total assets	$3,756,750	$5,365,793

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$230,000	$1,142,870
Contingent and deferred acquisition payments	14,676	17,470
Accounts payable	75,638	90,826
Accrued expenses and other current liabilities	187,401	249,570
Deferred revenue	259,639	214,223
Current liabilities of discontinued operations	—	130,117
Total current liabilities	767,354	1,845,076

Long-term debt	1,512,859	793,536
Deferred revenue, net of current portion	113,705	133,783
Deferred tax liability	63,942	54,216
Operating lease liabilities	108,420	—
Other liabilities	74,753	79,378
Long-term liabilities of discontinued operations	—	286,654
Total liabilities	2,641,033	3,192,643

Stockholders' equity	1,115,717	2,173,150
Total liabilities and stockholders' equity	$3,756,750	$5,365,793

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

16	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net (loss) income from continuing operations	$(13,510)	$(28,397)	$41,367	$(14,516)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	8,967	12,689	19,150	26,368
Amortization	18,437	20,505	37,613	41,703
Stock-based compensation	33,662	24,798	64,895	54,295
Non-cash interest expense	12,574	12,388	25,318	24,686
Deferred tax provision (benefit)	1,033	(9,553)	(39,255)	(11,642)
Loss on extinguishment of debt	3,656	910	18,656	910
Other	2,325	493	1,576	805
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	39,176	35,027	19,934	19,773
Prepaid expenses and other assets	(23,760)	11,228	6,358	(14,698)
Accounts payable	(4,873)	(9,919)	(6,219)	2,584
Accrued expenses and other liabilities	10,055	12,236	(61,686)	(7,081)
Deferred revenue	136	(2,930)	27,031	28,951
Net cash provided by operating activities - continuing operations	87,878	79,475	154,738	152,138
Net cash provided by (used in) operating activities - discontinued operations	—	24,190	(13,307)	51,418
Net cash provided by operating activities	87,878	103,665	141,431	203,556
Cash flows from investing activities:
Capital expenditures	(16,983)	(11,214)	(31,187)	(23,434)
Proceeds from disposition of a business, net of transaction fees	—	404,045	—	404,045
Purchases of marketable securities and other investments	(62,181)	(71,663)	(148,880)	(119,165)
Proceeds from sales and maturities of marketable securities and other investments	142,399	71,983	224,987	117,661
Other	60	(1,106)	1,332	(2,553)
Net cash provided by investing activities	63,295	392,045	46,252	376,554
Cash flows from financing activities:
Repayment and redemption of debt	(200,142)	(300,000)	(513,642)	(300,000)
Net distribution from Cerence upon the spin-off	—	—	139,090	—
Payments for repurchase of common stock	(76,774)	(16,165)	(169,218)	(91,321)
Proceeds from issuance of common stock from employee stock plans	7,204	8,643	7,204	8,643
Proceeds from the revolving credit facility	230,000	—	230,000	—
Payments for taxes related to net share settlement of equity awards	(6,530)	(6,540)	(36,488)	(38,191)
Other financing activities	(2,109)	(514)	(2,834)	(1,210)
Net cash used in financing activities	(48,351)	(314,576)	(345,888)	(422,079)
Effects of exchange rate changes on cash and cash equivalents	(6,373)	391	(4,849)	782
Net increase (decrease) in cash and cash equivalents	96,449	181,525	(163,054)	158,813
Cash and cash equivalents at beginning of period	301,458	293,251	560,961	315,963
Cash and cash equivalents at end of period	$397,907	$474,776	$397,907	$474,776

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

17	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations
(in millions)
Unaudited

	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2019	2019	2019	2019	2019	2020	2020

GAAP revenue	$419.7	$336.6	$377.4	$387.6	$1,521.3	$418.2	$369.3
Acquisition-related revenue adjustments	0.4	0.4	0.6	0.2	1.5	0.1	0.2
Other	(0.1)	(0.1)	0.1	—	—	—	—
Non-GAAP revenue	$420.0	$336.9	$378.1	$387.8	$1,522.8	$418.3	$369.5

GAAP gross profit	$235.6	$177.3	$205.7	$219.2	$837.8	$233.8	$212.2
Acquisition-related revenue adjustments	0.4	0.4	0.6	0.2	1.5	0.1	0.2
Amortization of intangible assets (1)	7.4	6.7	6.6	6.8	27.4	6.6	6.6
Stock-based compensation (2)	7.0	5.2	7.7	8.8	28.9	6.1	7.1
Other	0.3	—	—	—	0.3	0.1	—
Non-GAAP gross profit	$250.7	$189.6	$220.6	$235.0	$895.9	$246.7	$226.1

GAAP income (loss) from operations	$46.8	$(1.7)	$31.3	$30.8	$107.2	$52.1	$25.1
Acquisition-related revenue adjustments	0.4	0.4	0.6	0.2	1.5	0.1	0.2
Amortization of intangible assets (1)	21.2	20.5	19.9	20.0	81.6	19.2	18.4
Stock-based compensation (2)	29.5	24.8	30.2	34.8	119.3	31.2	33.7
Acquisition-related costs, net	2.6	2.1	0.8	2.5	8.0	1.2	1.7
Restructuring and other costs, net	14.6	9.9	1.9	2.7	29.1	6.7	6.3
Other	4.7	1.3	7.1	3.1	16.3	0.2	(1.5)
Non-GAAP income from operations	$119.8	$57.3	$91.8	$94.1	$363.0	$110.7	$83.9

GAAP net income (loss)	$13.9	$(28.4)	$(0.7)	$3.0	$(12.2)	$54.9	$(13.5)
Provision (benefit) for income taxes	2.0	(0.6)	10.7	—	12.1	(36.4)	14.8
Other expense, net	30.9	27.3	21.3	27.8	107.3	33.7	23.8
Acquisition-related revenue adjustments	0.4	0.4	0.6	0.2	1.5	0.1	0.2
Amortization of intangible assets (1)	21.2	20.5	19.9	20.0	81.6	19.2	18.4
Stock-based compensation (2)	29.5	24.8	30.2	34.8	119.3	31.2	33.7
Acquisition-related costs, net	2.6	2.1	0.8	2.5	8.0	1.2	1.7
Restructuring and other costs, net	14.6	9.9	1.9	2.7	29.1	6.7	6.3
Depreciation expense	12.8	12.5	11.0	10.3	46.6	10.2	9.0
Other	4.7	1.3	7.1	3.1	16.3	0.2	(1.5)
Non-GAAP EBITDA	$132.6	$69.8	$102.8	$104.5	$409.6	$120.9	$92.9
Schedules may not add due to rounding.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

18	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions, except per share amounts)
Unaudited

	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2019	2019	2019	2019	2019	2020	2020

GAAP net income (loss)	$13.9	$(28.4)	$(0.7)	$3.0	$(12.2)	$54.9	$(13.5)
Acquisition-related revenue adjustments	0.4	0.4	0.6	0.2	1.5	0.1	0.2
Amortization of intangible assets (1)	21.2	20.5	19.9	20.0	81.6	19.2	18.4
Stock-based compensation (2)	29.5	24.8	30.2	34.8	119.3	31.2	33.7
Acquisition-related costs, net	2.6	2.1	0.8	2.5	8.0	1.2	1.7
Restructuring and other costs, net	14.6	9.9	1.9	2.7	29.1	6.7	6.3
Non-cash interest expense	12.3	12.4	12.4	12.5	49.5	12.4	12.3
Loss on extinguishment of debt	—	0.9	—	—	0.9	14.7	3.6
Non-GAAP tax adjustments	(21.1)	(13.4)	(12.9)	(17.6)	(64.8)	(62.2)	(1.8)
Other	5.1	1.6	5.0	7.8	19.6	0.4	(1.2)
Non-GAAP net income	$78.5	$30.8	$57.2	$65.9	$232.5	$78.6	$59.7

GAAP diluted net income (loss) per share	$0.05	$(0.10)	$—	$0.01	$(0.04)	$0.19	$(0.05)
Acquisition-related revenue adjustments	—	—	—	—	—	—	—
Amortization of intangible assets (1)	0.07	0.07	0.07	0.07	0.28	0.07	0.06
Stock-based compensation (2)	0.10	0.09	0.10	0.12	0.41	0.11	0.12
Acquisition-related costs, net	0.01	0.01	—	0.01	0.03	—	0.01
Restructuring and other costs, net	0.05	0.03	0.01	0.01	0.10	0.02	0.02
Non-cash interest expense	0.04	0.04	0.04	0.04	0.17	0.04	0.04
Loss on extinguishment of debt	—	—	—	—	—	0.05	0.01
Non-GAAP tax adjustments	(0.07)	(0.05)	(0.04)	(0.06)	(0.22)	(0.21)	(0.01)
Other	0.02	0.02	0.02	0.03	0.07	—	0.01
Non-GAAP diluted net income per share	$0.27	$0.11	$0.20	$0.23	$0.80	$0.27	$0.21

Diluted weighted average shares outstanding	292,359	287,866	288,648	291,598	290,125	289,453	286,949

GAAP provision (benefit) for income taxes	$2.0	$(0.6)	$10.7	$—	$12.1	$(36.4)	$14.8
Income tax effect of non-GAAP adjustments	25.8	28.6	18.6	190.4	263.3	20.7	10.1
Removal of valuation allowance and other items	(6.0)	(15.2)	(5.4)	(193.9)	(220.5)	41.5	(1.0)
Removal of discrete items	1.3	—	(0.3)	21.1	22.0	—	(7.3)
Non-GAAP provision for income taxes	$23.1	$12.7	$23.6	$17.5	$76.9	$25.7	$16.7

GAAP interest expense	$32.3	$31.2	$28.4	$28.3	$120.1	$23.8	$23.6
Non-cash interest expense	(12.3)	(12.4)	(12.4)	(12.5)	(49.5)	(12.4)	(12.3)
Non-GAAP interest expense	$20.0	$18.8	$16.0	$15.8	$70.6	$11.4	$11.3
Schedules may not add due to rounding.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

19	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2019	2019	2019	2019	2019	2020	2020

(1) Amortization of intangible assets
Amortization of intangible assets - Costs	$7.4	$6.7	$6.6	$6.8	$27.4	$6.6	$6.6
Amortization of intangible assets - Operating expenses	13.8	13.8	13.4	13.2	54.2	12.5	11.8
Total	$21.2	$20.5	$19.9	$20.0	$81.6	$19.2	$18.4

(2) Stock-based compensation
Cost of hosting and professional services	$7.0	$4.7	$7.0	$8.0	$26.7	$5.5	$6.5
Cost of product and licensing	0.3	0.1	0.2	0.3	0.9	0.1	0.1
Cost of maintenance and support	(0.2)	0.4	0.6	0.6	1.3	0.4	0.5
Research and development	5.4	4.5	5.7	6.9	22.5	8.7	8.7
Sales and marketing	8.2	6.6	6.8	8.8	30.3	7.0	8.0
General and administrative	8.9	8.4	10.0	10.2	37.6	9.4	9.9
Total	$29.5	$24.8	$30.2	$34.8	$119.3	$31.2	$33.7
Schedules may not add due to rounding.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

20	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Total Revenues from Continuing Operations	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2019	2019	2019	2019	2019	2020	2020

GAAP Revenues	$419.7	$336.6	$377.4	$387.6	$1,521.3	$418.2	$369.3
Adjustment	0.4	0.4	0.6	0.2	1.5	0.1	0.2
Non-GAAP Revenues	$420.0	$336.9	$378.1	$387.8	$1,522.8	$418.3	$369.5

Healthcare	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2019	2019	2019	2019	2019	2020	2020
GAAP Revenues	$271.9	$204.4	$227.9	$245.6	$949.7	$270.5	$224.4
Adjustment	0.1	0.2	0.5	0.1	0.9	—	—
Non-GAAP Revenues	$272.0	$204.6	$228.4	$245.7	$950.6	$270.5	$224.4

Enterprise	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2019	2019	2019	2019	2019	2020	2020
GAAP Revenues	$129.5	$115.4	$137.8	$127.4	$510.2	$138.4	$137.2
Adjustment	0.2	0.2	0.1	0.1	0.6	0.1	0.2
Non-GAAP Revenues	$129.7	$115.6	$137.9	$127.5	$510.8	$138.5	$137.4

Other	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2019	2019	2019	2019	2019	2020	2020
GAAP Revenues	$18.4	$16.7	$11.8	$14.6	$61.5	$9.3	$7.7
Adjustment	—	—	—	—	—	—	—
Non-GAAP Revenues	$18.4	$16.7	$11.8	$14.6	$61.5	$9.3	$7.7

Schedules may not add due to rounding.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

21	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2019	2019	2019	2019	2019	2020	2020

Total segment revenues	$420.0	$336.9	$378.1	$387.8	$1,522.8	$418.3	$369.5
Acquisition-related revenue adjustments	(0.4)	(0.4)	(0.6)	(0.2)	(1.5)	(0.1)	(0.2)
Total consolidated revenues	$419.7	$336.6	$377.4	$387.6	$1,521.3	$418.2	$369.3

Total segment profit	$150.2	$87.7	$121.1	$125.3	$484.3	$140.9	$114.3
Corporate expenses and other, net	(35.1)	(31.8)	(36.3)	(34.3)	(137.6)	(30.5)	(28.8)
Acquisition-related revenues	(0.4)	(0.3)	(0.6)	(0.2)	(1.5)	(0.1)	(0.2)
Stock-based compensation	(29.5)	(24.8)	(30.2)	(34.8)	(119.3)	(31.2)	(33.7)
Amortization of intangible assets	(21.2)	(20.5)	(19.9)	(20.0)	(81.6)	(19.2)	(18.4)
Acquisition-related costs, net	(2.6)	(2.1)	(0.8)	(2.5)	(8.0)	(1.2)	(1.7)
Restructuring and other charges, net	(14.6)	(9.9)	(1.9)	(2.7)	(29.1)	(6.7)	(6.3)
Other expenses, net	(30.9)	(27.3)	(21.3)	(27.8)	(107.3)	(33.7)	(23.8)
Income (loss) before income taxes	$15.9	$(29.0)	$10.0	$3.0	$(0.1)	$18.4	$1.3

Schedules may not add due to rounding.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

22	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Three Months Ended June 30, 2020
	Low	High
GAAP revenue	$302,000	$328,000
Acquisition-related adjustment - revenue	—	—
Non-GAAP revenue	$302,000	$328,000

GAAP net income per share	$(0.06)	$(0.02)
Acquisition-related adjustment - revenue	—	—
Acquisition-related costs, net	—	—
Cost of revenue from amortization of intangible assets	—	—
Amortization of intangible assets	0.06	0.06
Non-cash stock-based compensation	0.11	0.11
Non-cash interest expense	0.04	0.04
Adjustment to income tax expense	(0.06)	(0.06)
Restructuring and other charges, net	0.01	0.01
Loss on debt extinguishment	—	—
Non-GAAP net income per share	$0.10	$0.14

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	281,000	281,000
Weighted average common shares: diluted	287,000	287,000

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

23	2020 Second Quarter Results
Prepared Remarks
May 7, 2020

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Twelve Months Ended September 30, 2020
	Low	High
GAAP revenue	$1,405,000	$1,485,000
Acquisition-related adjustment - revenue	—	—
Non-GAAP revenue	$1,405,000	$1,485,000

GAAP net income per share	$0.07	$0.19
Acquisition-related adjustment - revenue	—	—
Acquisition-related costs, net	0.01	0.01
Cost of revenue from amortization of intangible assets	0.05	0.05
Amortization of intangible assets	0.21	0.21
Non-cash stock-based compensation	0.46	0.45
Non-cash interest expense	0.17	0.17
Adjustment to income tax expense	(0.32)	(0.33)
Restructuring and other charges, net	0.05	0.05
Loss on debt extinguishment	0.06	0.06
Other	—	—
Non-GAAP net income per share	$0.76	$0.86

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	282,500	282,500
Weighted average common shares: diluted	289,000	289,000

© 2020 Nuance Communications, Inc. All rights reserved